Exhibit 23.2

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

San Diego, CA 92130

United States of America

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 26, 2010, relating to the 2010 and 2009 consolidated financial statements of Marshall Edwards, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Audit (NSW-VIC) Pty Ltd

Sydney, NSW, Australia

February 20, 2012